EXHIBIT 99.1

For Immediate Release

         EL PASO ENERGY PARTNERS, L.P. CHANGES NAME TO
                GULFTERRA ENERGY PARTNERS, L.P.


HOUSTON, TEXAS, MAY 1, 2003-El Paso Energy Partners, L.P. (NYSE:EPN), the third-largest master limited partnership in the United States at year end 2002 by total assets, today introduced its new name and stock ticker symbol. Effective May 15, the partnership will begin doing business under the name GulfTerra Energy Partners, L.P. and will begin trading on the New York Stock Exchange under the symbol "GTM." In addition, the company will be identified by a new logo, shown below.

     "GulfTerra Energy Partners is a new name that reflects the increased size and scope of the partnership's midstream operations,  both  offshore  and onshore,  and  is  an  important element in our publicly stated plan to improve our corporate governance model," said Robert G. Phillips, chairman and chief executive officer of El Paso Energy Partners. "In February 2003, we announced a number of initiatives designed to position the partnership as a stand-alone entity including early compliance with new requirements established by the NYSE and the Sarbanes-Oxley Act of 2002 regarding corporate governance. Many of the initiatives we are in the process of implementing are more fully described in our 2002 Form 10-K and include, among other things: expanding the number of independent board members, reorganizing our structure, and changing our name. We are pleased to complete this important step in our strategy to enable investors to more clearly distinguish the partnership's assets, businesses, and growth opportunities from our indirect general partner, El Paso Corporation (NYSE:EP)."
     Additionally, Mr. Phillips stated, "The GulfTerra name and logo symbolize both the origins of the partnership in the Gulf of Mexico on our ten-year anniversary and the expanded nature of our industry-leading midstream assets in key onshore supply basins across the United States. GulfTerra also signifies the partnership's geographic diversity, financial strength, and fully integrated midstream service portfolio that will allow us to capitalize on growth opportunities and deliver superior performance in the future."
     El Paso Energy Partners, L.P. is one of the largest publicly traded master limited partnerships with interests in a diversified set of midstream assets, including onshore and offshore natural gas and oil pipelines; offshore production platforms; natural gas storage and processing facilities; and natural gas liquids fractionation, transportation, storage and terminal assets. Visit El Paso Energy Partners on the Web at www.elpasopartners.com.

    CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The partnership has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors, including the integration of businesses acquired in 2002 and generation of expected revenues from the partnership's existing projects, recent expansion projects, greenfield projects, status of Deepwater Trend Projects in the Gulf of Mexico, and general economic and weather conditions in geographic regions or markets served by El Paso Energy Partners and its affiliates, or where operations of the partnership are located, could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While the partnership makes these statements and projections in good faith, neither the partnership nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to the partnership's (and its affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.

                               ###
Contacts:

Communications &
   Government Affairs               Investor Relations
   Norma F. Dunn                    Sandra M. Ryan
   Senior Vice President            Director
   Office:  (713) 420-3750          Office: (832) 676-5371
   Fax:     (713) 420-3632          Fax:    (832) 676-1195